Exhibit 99.1

FOR IMMEDIATE RELEASE: September 30, 2004	PR04-19

AMERICAN STOCK EXCHANGE NOTIFIES
CANYON RESOURCES CORPORATION
OF ACCEPTANCE OF PLAN FOR COMPLIANCE

     GOLDEN, CO—Canyon Resources Corporation (AMEX:CAU), a Colorado-based mining company, previously announced in a press release dated September 14, 2004, that it has been notified by the American Stock Exchange (AMEX) that it is not in compliance with Section 1003(d) of the AMEX Company guide because it has failed to file a Form 10-Q for the period ended June 30, 2004.

     The Company was afforded the opportunity to submit a plan of compliance to the Exchange and on September 17, 2004, presented its plan to the Exchange. On September 24, 2004, the Exchange notified the Company that it accepted the Company’s plan of compliance and granted the Company an extension of time to regain compliance with the continued listing standards by October 25, 2004. The Company will be subject to periodic review by Exchange Staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the American Stock Exchange.

     Actual results may differ materially from any forward-looking statement whether expressed or implied in this news release. The following risks and uncertainties which could cause actual results to vary include, but are not limited to: speculative nature of mineral exploration, precious metals prices, production and reserve estimates, production costs, cash flows, environmental and governmental regulations, availability of financing, judicial proceedings and force majeure events. Most of these factors are beyond the Company’s ability to control or predict.

FOR FURTHER INFORMATION, SEE www.canyonresources.com		OR CONTACT:
Richard H. De Voto, President	or	Gary C. Huber
(303) 278-8464		Vice President-Finance